Exhibit 99.4

FLORIDA DOCUMENTARY STAMP TAX IN THE AMOUNT OF $                      HAS

BEEN PAID OR WILL BE PAID DIRECTLY TO THE FLORIDA DEPARTMENT OF

REVENUE. CERTIFICATE OF REGISTRATION NO. 38-0477375-16-01.

FORM OF ACQUISITION NOTE #

(Eurodollar Rate)

$	Detroit, Michigan
,

FOR VALUE RECEIVED, (i) Dreams, Inc. a Utah corporation, registered in Florida as a foreign corporation under the name Dreams of Utah, Inc. and dba Dreams, Inc. (individually “Dreams”, and as authorized agent for each of the other Borrowers “Authorized Agent”), (ii) Dreams Franchise Corporation, a California corporation (“Franchise”), (iii) Dreams Entertainment Inc., a Utah corporation (“Entertainment”), (iv) Dreams Products, Inc., a Utah corporation, Inc. (“Products”), (v) Dreams Retail Corporation, a Florida corporation (“Retail”), (vi) Dreams/Pro Sports, Inc., a Florida corporation (“Pro Sports”), (vii) Fansedge Corporation, a Delaware corporation (“Fansedge”), (viii) The Greene Organization, Inc., a Florida corporation (“Greene”), (ix) The Sports Collectibles & Auction Borrower, Inc., a Florida corporation (“Collectibles”), (x) Dreams Unique, Inc., a Florida corporation (“Unique”),(xi) StarsLive365, LLC, a Nevada limited liability corporation (“StarsLive”), (xii) 365 Las Vegas, L.P., a Nevada limited partnership (“Las Vegas”), and collectively with Dreams, Franchise, Entertainment, Products, Retail, Pro Sports, Fansedge, Greene, Collectibles, Unique, StarsLive, and Las Vegas, referred to herein as the “Borrowers” and individually, a “Borrower”), hereby promise to pay to the order of COMERICA BANK, a Michigan banking corporation (herein called “Bank”), in lawful currency of the United States of America, the principal sum of                                          DOLLARS ($                     ), or so much of such sum as is advanced under this Note payable in monthly installments of principal each equal to             1, commencing on                     , 20     , and on each succeeding Installment Payment Date thereafter, until the Maturity Date, when the entire unpaid balance of principal, interest and all other sums hereunder shall be due and payable in full (unless sooner accelerated in accordance with the terms of this Note).

Subject to the terms and conditions of this Note, the unpaid principal balance outstanding under this Note from time to time shall bear interest at either the Eurodollar-based Rate or the Prime-based Rate, or any number or combination of such interest rates, as elected by Borrowers or as otherwise determined under and in accordance with the terms and conditions of this Note.

Interest accruing hereunder shall be computed on the basis of a 360 day year and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the Applicable Interest Rate as a result of any change in the

[1]	In equal monthly installments each in an amount sufficient to fully amortize the principal over the term of this Note.

Prime-based Rate on the date of each such change in the Prime-based Rate. Accrued and unpaid interest hereunder shall be payable, in arrears, on each Installment Payment Date, including, without limitation, the Maturity Date (unless sooner accelerated in accordance with the terms of this Note).

A late payment charge equal to five percent (5%) of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor, but acceptance of payment of any such charge shall not constitute a waiver of any Default under this Note.

From and after the occurrence of any Default hereunder, and so long as any such Default remains unremedied or uncured thereafter, the Indebtedness outstanding under this Note shall bear interest at a per annum rate of three percent (3%) above the otherwise Applicable Interest Rate, which interest shall be payable upon demand.

The amount from time to time outstanding under this Note, the Applicable Interest Rate, the Interest Period, if applicable, and the amount and date of any repayment shall be noted on Bank’s records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve any Borrower of its obligations to repay Bank all amounts payable by Borrowers to Bank under or pursuant to this Note, when due in accordance with the terms hereof.

Borrowers may elect the Eurodollar-based Rate or the Prime-based Rate as the Applicable Interest Rate for all or any part of the unpaid principal balance outstanding under this Note by delivering to Bank, by 11:00 a.m. (Detroit, Michigan time) three Business Days prior to the proposed effective date of such election, a Notice of Interest Rate executed by a duly authorized officer of Borrower. Without limiting any other provisions of this Note, Borrowers’ right and ability to elect the Eurodollar-based Rate as the Applicable Interest Rate for all or any part of the principal Indebtedness outstanding hereunder for an applicable Interest Period shall be subject to the following:

(a)	the principal Indebtedness outstanding under this Note which is to bear interest at the relevant Eurodollar-based Rate for the applicable Interest Period must be at least Dollars ($ ) as of the first day of such Interest Period;

(b)	no Default, and no condition or event which, with the giving of notice or the running of time, or both, would constitute a Default, shall have occurred and be continuing or exist under this Note;

(c)	except in the case of the election by Borrowers of the Eurodollar-based Rate as the initial Applicable Interest Rate under this Note, in which case, such election shall be effective as of the date of this Note, as set forth above, any such election shall only be effective as of an Installment Payment Date;

(d)	Borrowers shall elect Interest Periods hereunder so as to permit Borrowers to make the mandatory installment payments required under the terms of this Note, when due in accordance with the terms hereof, without prepaying any Indebtedness hereunder which is then bearing interest at the Eurodollar-based Rate;

(e)	there shall be no more than two (2) Eurodollar-based Rates in effect hereunder at any time; and

(f)	any such election by Borrowers of the Eurodollar-based Rate as the Applicable Interest Rate hereunder shall not be revocable by Borrower.

For any period of time for which a Notice of Interest Rate has not been delivered to Bank in accordance with the terms of this Note requesting that the Eurodollar-based Rate be the Applicable Interest Rate for all or any part of the principal Indebtedness outstanding under this Note for such period, or for any period of time during which Borrowers are not entitled to elect the Eurodollar-based Rate as the Applicable Interest Rate for all or any part of the principal Indebtedness outstanding hereunder in accordance with the terms of this Note, or for any period of time during which the Eurodollar-based Rate is not otherwise available to Borrowers as the Applicable Interest Rate hereunder for all or any part of the principal Indebtedness outstanding hereunder in accordance with the terms of this Note, the Prime-based Rate shall automatically be the Applicable Interest Rate hereunder in respect of such Indebtedness for such period, subject to the provisions hereof with regard to the payment of interest at the applicable default rate, as provided herein.

Subject to the definition of an “Interest Period” hereunder, in the event that any payment under this Note becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rate(s) set forth in this Note.

All payments to be made by Borrowers to Bank under or pursuant to this Note shall be in immediately available funds, without setoff or counterclaim, and in the event that any payments submitted hereunder are in funds not available until collected, said payments shall continue to bear interest until collected. Each of the Borrowers hereby authorizes Bank to charge any account of Borrowers with Bank for all sums due hereunder when due in accordance with the terms hereof.

In the event that the Eurodollar-based Rate is the Applicable Interest Rate for all or any part of the principal Indebtedness outstanding under this Note, and any payment or prepayment of any such Indebtedness shall occur on any day other than the last day of the Interest Period then applicable thereto (whether voluntarily, by acceleration, required payment, or otherwise), or if Borrower select the Eurodollar-based Rate as the Applicable Interest Rate for all or any part of the principal Indebtedness outstanding under this Note in accordance with the terms and conditions hereof, and, subsequent to such election, but prior to the commencement of the Interest Period applicable thereto, Borrowers revoke such election for any reason whatsoever, or if the Applicable Interest Rate in respect of any Indebtedness hereunder shall be changed, for any reason whatsoever, from the Eurodollar-based Rate to the Prime-based Rate prior to the last day of the Interest Period applicable thereto, or if Borrowers shall fail to make any payment of principal or interest hereunder at any time that the Eurodollar-based Rate is the Applicable Interest Rate hereunder in respect of such Indebtedness, Borrowers shall reimburse Bank, on demand, for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties. Such amount payable by Borrowers to Bank may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for such Indebtedness, as provided under this Note, over (b) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Calculation of any amounts payable to Bank under this paragraph shall be made as though Bank shall have actually funded or committed to fund the relevant Indebtedness hereunder through the purchase of an underlying deposit in an amount equal to the amount of such Indebtedness and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund the Indebtedness hereunder in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Borrowers, Bank shall deliver to Borrowers a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid.

For any Interest Period for which the Applicable Interest Rate is the Eurodollar-based Rate, if Bank shall designate a Eurodollar Lending Office which maintains books separate from those of the rest of Bank, Bank shall have the option of maintaining and carrying this Note, and the relevant Indebtedness hereunder, on the books of such Eurodollar Lending Office.

If, with respect to any Interest Period, Bank determines that, (a) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts or for the relative maturities are not being offered to Bank for such Interest Period, or (b) that the Eurodollar-based Rate will not adequately reflect the cost to Bank of maintaining any of the Indebtedness under this Note at the Eurodollar-based Rate for such Interest Period, then Bank shall forthwith give notice thereof to Borrowers. Thereafter, until Bank notifies Borrowers that such conditions or circumstances no longer exist, the obligation of Bank to maintain all or any part of the Indebtedness outstanding under this Note at the Eurodollar-based Rate, and the right of Borrowers to elect the Eurodollar-based Rate as the Applicable Interest Rate for all or any part of the Indebtedness under this Note, shall be suspended, and the Prime-based Rate shall be the Applicable Interest Rate for all Indebtedness hereunder during such period of time.

If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for the Bank (or its Eurodollar Lending Office) to make or maintain any of the Indebtedness hereunder with interest at the Eurodollar-based Rate, Bank shall forthwith give notice thereof to Borrowers. Thereafter, (a) until Bank notifies Borrowers that such conditions or circumstances no longer exist, the obligation of Bank to maintain any of the Indebtedness hereunder at the Eurodollar-based Rate, and the right of Borrowers to elect the Eurodollar-based Rate as the Applicable Interest Rate for all or any part of the Indebtedness outstanding under this Note, shall be suspended, and Borrowers may select only the Prime-based Rate as the Applicable Interest Rate hereunder, and (b) if Bank may not lawfully continue to maintain the Indebtedness outstanding hereunder to the end of the then current Interest Period applicable thereto, the Prime-based Rate shall be the Applicable Interest Rate for the remainder of such Interest Period with respect to such outstanding Indebtedness.

If the adoption after the date hereof, or any change after the date hereof in, any applicable law, rule or regulation (whether domestic or foreign) of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

(g)	shall subject Bank (or its Eurodollar Lending Office) to any tax, duty or other charge with respect to this Note or any Indebtedness hereunder, or shall change the basis of taxation of payments to Bank (or its Eurodollar Lending Office) of the principal of or interest under this Note or any other amounts due under this Note in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its Eurodollar Lending Office imposed by the jurisdiction in which Bank’s principal executive office or Eurodollar Lending Office is located); or

(h)	shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its Eurodollar Lending Office), or shall impose on Bank (or its Eurodollar Lending Office) or the foreign exchange and interbank markets any other condition affecting this Note or the Indebtedness hereunder;

and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Indebtedness hereunder or to reduce the amount of any sum received or receivable by Bank under this Note by an amount deemed by the Bank to be material, then Borrowers shall pay to Bank, within ten (10) Business Days of Borrowers’ receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to Borrowers, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.

In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Indebtedness hereunder, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the maintaining of such Indebtedness hereunder to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then Borrowers shall pay to Bank, within ten (10) Business Days of Borrowers’ receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to maintaining any Indebtedness hereunder. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by Bank to Borrowers, shall be conclusive and binding for all purposes absent manifest error.

This Note and any other indebtedness and liabilities of any kind of Borrowers, or any of them, to Bank, and any and all modifications, renewals or extensions thereof, whether joint or several, contingent or absolute, direct or indirect, now existing or later arising, and however evidenced (collectively the “Indebtedness”), are secured by and Bank is granted a security interest in all items at any time deposited in any account of Borrowers, or any of them, with Bank and by all proceeds of these items (cash or otherwise), all account balances of Borrowers, or any of them, from time to time with Bank, by all property of Borrowers, or any of them, from time to time in the possession of Bank, and by any other collateral, rights and properties described in each and every mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by Borrowers, or any of them, or others to or for the benefit of Bank (collectively the “Collateral”).

If (a) Borrowers, or any of them, or any guarantor under a guaranty of all or part of the Indebtedness (“guarantor”) fail(s) to pay this Note, or any part thereof, or any of the Indebtedness when due, by maturity, acceleration or otherwise, or fail(s) to pay any Indebtedness owing on a demand basis upon demand; or (b) Borrowers, or any of them, or any guarantor fail(s) to comply with any of the terms or provisions of any agreement between Borrowers, or any of them, or any guarantor and Bank; or (c) any warranty, representation, financial statement, or other information made, given or furnished to Bank by or on behalf of Borrower, or any of them, or any guarantor shall be, or shall prove to have been, materially false or materially misleading when made, given, or furnished; (d) there is any loss, theft, substantial damage or destruction to or of any Collateral, or the issuance or filing of any attachment, levy, garnishment or the commencement of any proceeding in connection with any Collateral; r any other judicial process upon or in respect of any Collateral; or (e) there is any termination, notice of termination, or breach of any guaranty, pledge, collateral assignment or subordination agreement relating to all or any part of the Indebtedness; or (f) there is the sale or other disposition by Borrowers, or any of them, or any guarantor of any substantial portion of its assets or property or voluntary suspension of the transaction of business by Borrowers, or any of them, or any guarantor (and if such proceeding is involuntary, continuance thereof for more than 30 days); or death, dissolution, termination of existence, merger, consolidation, insolvency, business failure, or assignment for the benefit of creditors of or by Borrowers, or any of them, or any guarantor; or commencement of any proceedings under any state or federal bankruptcy or insolvency laws or laws for the relief of debtors by or against Borrowers, or any of them, or any guarantor; or the appointment of a receiver, trustee, court appointee, sequestrator or otherwise, for all or any part of the property of Borrowers, or any of them, or any guarantor; (g) if there is any failure by Borrowers, or any of them, or any guarantor to pay, when due, any of its indebtedness (other than to the Bank) or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness; or (h) Bank deems the margin of Collateral insufficient or deems itself insecure, in good faith believing that the prospect of payment of the Indebtedness or performance of this Agreement is impaired or shall fear deterioration, removal, or waste of Collateral; or (i) an event of default shall occur under any instrument, agreement or other document evidencing, securing or otherwise relating to any of the Indebtedness; or (j) any judgment(s) for the payment of money shall be rendered against the Borrowers or any of them in excess of $50,000 in the aggregate and such judgment(s) shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) consecutive days from the date of entry and such judgment(s) is (are) not covered by insurance from a solvent insurer who is defending such action without reservation of rights; or (k) if Dreams shall fail, for any reason whatsoever, to own and control, directly or indirectly, 100% of the equity interests in any of the other Borrowers (other than Las Vegas) or Dreams shall fail, for any reason whatsoever, to own and control, directly or indirectly, at least 70% of the equity interest in Las Vegas; or (l) the occurrence of any “reportable event”, as defined in ERISA, which (i) is determined to constitute grounds for (A) termination by the PBGC of any pension plan of any Borrower or (B) the appointment by the appropriate United States District Court of a trustee to administer such plan and (ii) is reasonably likely to result in a Material Adverse Effect (as defined in the Loan Agreement), and (iii) such reportable event is not corrected and such determination is not revoked within thirty (30) days after (A) notice thereof has been given to the plan administrator or any Debtor; or (B) the institution of proceedings by the PBGC to terminate any such pension plan or to appoint a trustee to administer such plan; or (C) the appointment of a trustee by the appropriate United States District Court to administer any such pension plan; then Bank, upon the occurrence and at any time during the continuance or existence of any of these conditions or events (each a “Default”), may at its option and without prior notice to Borrowers, declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by Bank to Borrowers, or any of them,, and exercise any one or more of the rights and remedies granted to Bank by any agreement with Borrowers, or any of them, given to it under applicable law, or otherwise.

Borrowers waive presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agrees that no extension or indulgence to Borrowers, or any of them, or release, substitution or nonenforcement of any security, or release or substitution of any guarantor or any other party, whether with or without notice, shall affect the obligations of Borrowers, or any of them. Borrowers waive all defenses or right to discharge available under Section 3-605 of the Uniform Commercial Code and waives all other suretyship defenses or right to discharge. Borrowers agree that Bank has the right to sell, assign, or grant participations, or any interest, in any or all of the Indebtedness, and that, in connection with such right, but without limiting its ability to make other disclosures to the full extent allowable, Bank may disclose all documents and information which the Bank now or later has relating to Borrowers, or any of them, and the Indebtedness.

Borrowers agree to reimburse Bank, or any other holder or owner of this Note, for any and all costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys’ fees, whether inside or outside counsel is used, whether or not suit is instituted, and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or the Indebtedness or incurred in any other matter or proceeding relating to this Note or the Indebtedness.

Borrowers acknowledge and agree that there are no contrary agreements, oral or written, establishing a term of this Note and agrees that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by a duly authorized officer of Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.

This Note shall bind Borrowers and Borrowers’ respective successors and assigns.

For the purposes of this Note, the following terms have the following meanings:

“Applicable Interest Rate” shall mean, in respect of all or any part of the Indebtedness hereunder, either the Eurodollar-based Rate or the Prime-based Rate, as selected by Borrowers from time to time or as otherwise determined in accordance with the terms and conditions of this Note.

“Business Day” shall mean any day, other than a Saturday, Sunday or holiday, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in Detroit, Michigan, and, in respect of computations and notices relating to the Eurodollar-based Rate and Interest Periods, also a day upon which dealings in U.S. Dollars are conducted in the interbank eurodollar market.

“Eurodollar-based Rate” shall mean a per annum interest rate which is equal to two and one quarter percent (2.25%), plus the quotient of the following (which amount shall be rounded upwards, if necessary, to the nearest 1/16th of 1%):

(i)	the per annum interest rate at which Bank’s Eurodollar Lending Office offers deposits to prime banks in the eurodollar market in an amount comparable to the principal amount outstanding under this Note which is to bear interest at the Eurodollar-based Rate for a period equal to the relevant Interest Period at or about 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical) two Business Days prior to the first day of such Interest Period;

divided by

(j)	a percentage (expressed as a decimal) equal to 1.00 minus the maximum rate during such Interest Period at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.

“Eurodollar Lending Office” shall mean Bank’s office located in the Cayman Islands, British West Indies, or such other branch of Bank, domestic or foreign, as it may hereafter designate as its Eurodollar Lending Office by notice to Borrower.

“Installment Payment Date” shall mean                     , 200    , and the first Business Day of each succeeding month thereafter, until (and including) the Maturity Date.

“Interest Period” shall mean a period of time not to exceed one (1) month, two (2) months, three (3) months, or six (6) months commencing on the effective date of an election of the Eurodollar-based Rate as the Applicable Interest Rate hereunder, provided that:

(k)	any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that if the next succeeding Business Day falls in another calendar month, the Interest Period shall end on the next preceding Business Day, and when an Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Interest Period is to end, it shall end on the last Business Day of such calendar month;

(l)	each Interest Period shall commence on and end on an Installment Payment Date under this Note; and

(m)	no Interest Period shall extend beyond the Maturity Date.

“Loan Agreement” shall man that certain Letter Agreement dated June     , 2007 among Borrowers and Bank, as may be amended, restated, supplemented or replaced from time to time

“Maturity Date” means December 1, 2009.

“Notice of Interest Rate” shall mean a Notice of Interest Rate in form similar to that attached to this Note as Exhibit “A” issued and delivered by Borrowers to Bank in accordance with the terms of this Note.

“Prime Rate” shall mean the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

“Prime-based Rate” shall mean a per annum interest rate which is equal to the greater of (i) the Prime Rate less one quarter of one percent (0.25%); or (ii) the rate of interest equal to the sum of (a) one percent (1%) and (b) the rate of interest equal to the average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers (the “Overnight Rates”), as published by the Federal Reserve Bank of New York, or, if the overnight Rates are not so published for any day, the average of the quotations for the Overnight Rates received by Bank from three (3) Federal funds brokers of recognized standing selected by Bank, as the same may be changed from time to time.

Borrowers agree to make all payments to Bank of any and all amounts due and owing by Borrowers to Bank hereunder, including, without limitation, the payment of principal and interest on any Advance, on the date provided for such payment, in United States Dollars in immediately available funds, at the office of Bank located at Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, or such other address as Bank may notify Borrowers in writing.

No delay or failure of Bank in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Bank under this Agreement are cumulative and not exclusive of any right or remedies which Bank would otherwise have, whether by other instruments or by law.

The obligations of the Borrowers under this Note are the joint and several obligations of the Borrowers.

BORROWERS AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS HEREUNDER.

DREAMS, INC., on its own behalf and as Authorized Agent for and on behalf of all other Borrowers:

DREAMS FRANCHISE CORPORATION,
DREAMS ENTERTAINMENT, INC.
DREAMS PRODUCTS, INC.
DREAMS RETAIL CORPORATION
DREAMS/PRO SPORTS, INC.
FANSEDGE CORPORATION
THE GREENE ORGANIZATION
THE SPORTS COLLECTIBLES & AUCTION COMPANY, INC.
DREAMS UNIQUE, INC.
STARS LIVE 365 LLC
365 LAS VEGAS, L.P.

By:

Its:

EXHIBIT “A” TO ACQUISITION NOTE

NOTICE OF INTEREST RATE

With reference to the $              Acquisition Note #     dated as of                     , 20        , made by the undersigned payable to Comerica Bank (“Bank”), and subject to the terms and conditions of said Note, the undersigned hereby elects the 2                         Rate as the Applicable Interest Rate for                                               Dollars ($                     ) of the unpaid balance of principal Indebtedness outstanding under said Note. Such election shall be effective as of                             , and, if applicable, the Interest Period applicable thereto shall be for 3                                      (    ) month(s), and shall end on                                     ,     .

In the event that the Indebtedness outstanding under said Note to which this Notice relates is currently bearing interest at the Eurodollar-based Rate, the Interest Period with respect thereto ends on                                     ,     .

The undersigned hereby certifies that, as of the date hereof, no Default, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a Default, has occurred and is continuing or exists under said Note. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in said Note.

Dated this      day of                             ,             .

DREAMS, NC., on its own behalf and as Authorized Agent for and on behalf of all other Borrowers:

DREAMS FRANCHISE CORPORATION,
DREAMS ENTERTAINMENT, INC.
DREAMS PRODUCTS, INC.
DREAMS RETAIL CORPORATION
DREAMS/PRO SPORTS, INC.
FANSEDGE CORPORATION
THE GREENE ORGANIZATION
THE SPORTS COLLECTIBLES & AUCTION COMPANY, INC.
DREAMS UNIQUE, INC.
STARS LIVE 365 LLC
365 LAS VEGAS, L.P.

By:

Its:

[2]	Insert, as applicable, “Eurodollar-based” or “Prime-based”.
[3]	Insert, as applicable “one (1) month”, “two (2) months”, “three (3) months”, “six (6) months”